UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 18, 2006
MOVENTIS CAPITAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-29285	52-2058364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1959-152nd. Street - Suite 304 - White Rock, BC V4A-9P3
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  604-535-3900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Moventis Capital, Inc. (the "Company") entered into an unsecured loan transaction (the "Loan") with Vision Capital Advisors, LLP. ("Vision") on October 18, 2006 pursuant to which the Company borrowed US$500,000.

Pursuant to the terms of a promissory note dated October 18, 2006 (the "Note"), the Company is required to make ten blended monthly installments of principal and interest of approximately US$52,319.25 (the "Monthly Installments"), commencing on November 19, 2006 and payable on the same day of each successive month until August 19, 2007, as set forth in the promissory agreement, attached hereto as Exhibit 4.1.

The Loan carries an interest rate of 10% per annum for the term of the loan which is 305 days (nine months).

Any Monthly Installment Payments that are not paid on or before the due date will accrue interest at 14% per annum until such past due interest and principal is paid.

In connection with the Loan, the Company issued Warrants that are described under Item 3.02 of this Current Report on Form 8-K, which description is incorporated herein by this reference.

Also in connection with the Loan, the Company entered into a Registration Rights Agreement under which the Company is obligated to file a registration statement with the Securities and Exchange Commission as described under Item 3.02 of this Current Report on Form 8-K, which description is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Loan described under Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Loan, at closing the Company issued to Vision warrants to purchase 2,000,000 shares of the Company's common stock (the "Warrants") within five years of the date of the Warrants. The exercise prices for the Warrants are as follows:

Exercise Price	Number of shares of common stock
US$0.65	First 1,000,000
US$1.00	Remaining 1,000,000

A form of the Common Shares Purchase Warrant incorporating the Warrants issued to Vision in connection with the Loan is attached hereto as Exhibit 4.2.

The Company has agreed to register, by September 30, 2007, and to use best efforts to have such registration statement declared effective by the Securities and Exchange Commission no later than February 5, 2008, all the shares of common stock underlying the Warrants under the U.S. Securities Act of 1993, as amended (the "Securities Act"), pursuant to the Registration Rights Agreement entered into with Vision, a form of which is attached hereto as Exhibit 4.3.

Should the Company fail to accomplish the requirements stated above in reference to the timely registration of the shares of common stock, timely declaration of effectiveness by the Securities and Exchange Commission or the failure to maintain effectiveness, the Company must pay a penalty to Vision in the amount of 1% per month of the amount financed up to an aggregate cap of 10%.

The issuances of the Note and the Warrants are exempt pursuant to provisions of the Securities Act of 1933, as amended (the "Act"), provided by Rule 506 of Regulation D of the Act and Sections 4(2) thereunder, and the Warrants were sold to "accredited investors" as that term is defined under the Act.

The Company intends to use the net proceeds from the Offering in connection with the purchase of the outstanding shares of PTL Electronics Ltd.

Item 8.01 Other Events.

The Company issued a press release on October 23, 2006 announcing the closing of the loan transaction.
The full text of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits
EX-4.1	Promissory Note
EX-4.2	Common Shares Purchase Warrant
EX-4.3	Registration Rights Agreement
EX-99.1	Press Release issued by the Company on October 23,2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVENTIS CAPITAL, INC.
Date: October 24, 2006	By:	/s/ Blake Ponuick
Blake Ponuick Chief Executive Officer